Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Ciena Corporation Period ended January 29, 2022 March 7, 2022 Earnings Presentation

2Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Forward-looking statements and non-GAAP measures Information in this presentation and related comments of presenters contain a number of forward-looking statements. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include Ciena’s prospective financial results, return of capital plans, business strategies, expectations about its addressable markets and market share, and business outlook for future periods, as well as statements regarding Ciena’s expectations, beliefs, intentions or strategies regarding the future. Often, these can be identified by forward-looking words such as “target” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will,” “plan,” “predict,” “potential,” “project, “continue,” and “would” or similar words. Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by our customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain constraints or disruptions; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, climate change, acts of war or terrorism, geopolitical events, including but not limited to the ongoing conflict between Ukraine and Russia, and public health emergencies; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; and the other risk factors disclosed in Ciena’s periodic reports filed with the Securities and Exchange Commission (SEC) including Ciena’s Annual Report on Form 10-K filed with the SEC on December 17, 2021 and Ciena’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2022 to be filed with the SEC. All information, statements, and projections in this presentation and the related earnings call speak only as of the date of this presentation and related earnings call. Ciena assumes no obligation to update any forward-looking or other information included in this presentation or related earnings calls, whether as a result of new information, future events or otherwise. In addition, this presentation includes historical, and may include prospective, non-GAAP measures of Ciena’s gross margin, operating expense, operating profit, EBITDA, net income, and net income per share. These measures are not intended to be a substitute for financial information presented in accordance with GAAP. A reconciliation of non- GAAP measures used in this presentation to Ciena’s GAAP results for the relevant period can be found in the Appendix to this presentation. Additional information can also be found in our press release filed this morning and in our reports on Form 10-Q filed with the Securities and Exchange Commission.

3Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Overview & recent achievements

4Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Ciena is an industry-leading global networking systems, services, and software company ….. Leading technology and innovation … with a strong track record of creating shareholder value Diversification and scale of business Leader in Optical markets and disruptor in emerging opportunities Demonstrated track record of financial performance Flexibility with strong balance sheet

Recent key achievements

We are driving the pace of innovation

- Delivering industry-leading coherent technology including 107GBd WaveLogic™ 5 Extreme (WL5e) and the widest range of interoperable and performance pluggables
- Blue Planet revenue has grown at a 3-year CAGR of 44%
- Growing revenue with MCP multi-layer visualization service across multi-vendor IP/Optical infrastructure

We have a durable business and financial model

- Despite the challenging environment, our profitability has remained strong with adjusted operating margin averaging in the mid-teens*
- Our balance sheet represents a competitive advantage
    - Ended the quarter with approximately $1.7B in cash and investments
- Leverage remains below our target level after a successful $400M Senior Notes offering

We are committed to our people and communities

- Published ESG Investor Presentation and conducting stockholder outreach
- Established our Sustainability Governance model which includes board oversight and strategic executive leadership
- Communicated FY22 compensation goals that address climate, diversity & inclusion and community impact

* Average over the last four quarters. A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation.

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6Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Market context and our portfolio

7Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Six mega trends and the innovations that will enable them Fiber Deep (Cable/MSO) Cloud Data Center Mobility & 5G IoT & Connected Objects Living a Hybrid Life

8Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Technical and professional services that help customers build, operate, and optimize their networks Predictive analytics and machine learning based on both big data and small data Dynamic pool of virtual and physical network resources; instrumented, open, scalable, and secure Federated inventory, open domain control, and multi-layer orchestration Our vision for a new network end-state How it works

9Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Our market leadership Optical Transport Report, 4Q21 Optical Networking Report, 3Q21 Data Center Interconnect Market Share Report, 3Q21 Service Provider Switching & Routing Report, 3Q21 Optical Transport Hardware Report, 4Q21 Transport Customer Markets Report, 3Q21 Transport Applications Report, 3Q21 #1 Globally 5 of 9 markets #1 N. America 8 markets #1 Globally 4 of 7 markets #1 N. America 8 markets #1 Globally 3 of 8 markets #1 N. America 6 markets #2 Globally 4 of 9 markets #2 Globally 3 of 7 markets #2 Globally 5 of 8 markets

10Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022 results

Q1 FY 2022 key highlights

Achieving balanced growth

- Non-telco represented 41% of total revenue
  - Direct web-scale increased 10% YoY and represents 20% of total revenue
  - MSO increased 68% YoY and represents 10% of total revenue
- Routing and Switching revenue increased 33% YoY, representing 10% of total revenue
- Platform Software and Services increased 46% YoY, representing 9% of total revenue

Driving the pace of innovation

- GAAP R&D investment was approximately 18% of total revenue
- 719 100G+ total customers, which includes 12 new wins on WaveLogic Ai and 16 new wins on WaveLogic 5 Extreme
- Gaining business momentum with our purpose-built 5G x-haul routing portfolio
- New customer acquisition for routing platforms continues as we reached a milestone of 150+ total Adaptive IP customers during the quarter

Prioritizing long term shareholder value

- Total shareholder return five year CAGR of 22%[1]
- As part of our $1 billion stock repurchase program, we repurchased approximately 2.7 million shares during the quarter through a $250 million Accelerated Share Repurchase (ASR) agreement[2]

1 Based on closing share price between 2/23/2017 to 2/22/2022

2 On February 11, 2022, Ciena received delivery of an additional 884,531 shares of common stock in settlement of the ASR Agreement, for a total delivery of approximately 3.6 million shares,

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12Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022comparisons (year-over-year) * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. Revenue (in millions) Adj. Gross Margin* Adj. Operating Margin* Adj. OpEx* (in millions) Adj. EBITDA* (in millions) Adj. EPS*

13Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022 comparative operating metrics Q1 FY 2022 Q1 FY 2021 Cash and Investments $1.7B $1.3B Cash Used In Operations $(54)M $(7)M DSO 97 93 Inventory Turns 3.3 3.2 Gross Leverage 1.65x 1.10x Net Cash $523.3M $530.6M

14Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022 comparative financial highlights * A reconciliation of these non-GAAP measures to our GAAP results is included in the press release for the relative period. Q1 FY 2022 Q1 FY 2021 Revenue $844.4M $757.1M Adjusted Gross Margin* 46.2% 48.0% Adjusted Operating Expense* $290.0M $253.0M Adjusted Operating Margin* 11.8% 14.6% Adjusted EBITDA* $123.7M $133.8M Adjusted EPS* $0.47 $0.52

15Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Revenue by segment (Amounts in millions) Q1 FY 2022 Q1 FY 2021 Revenue %** Revenue %** Networking Platforms Converged Packet Optical 540.9 64.1 512.3 67.7 Routing and Switching 85.7 10.1 64.3 8.5 Total Networking Platforms 626.6 74.2 576.6 76.2 Platform Software and Services 72.9 8.6 49.9 6.6 Blue Planet Automation Software and Services 21.1 2.5 16.9 2.2 Global Services Maintenance Support and Training 72.5 8.6 67.6 8.9 Installation and Deployment 40.4 4.8 39.6 5.2 Consulting and Network Design 10.9 1.3 6.5 0.9 Total Global Services 123.8 14.7 113.7 15.0 Total $844.4 100.0% $757.1 100.0% * A reconciliation of these non-GAAP measures to our GAAP results is included in the appendix to this presentation. ** Denotes % of total revenue

16Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Continued revenue strength derived from non-telco customers

17Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Revenue by geographic region 11% 11% 12% 12% 14% 19% 19% 16% 18% 66% 70% 70% 72% 70% 20%

18Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022 appendix

19Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Q1 FY 2022 Q4 FY 2021 Q3 FY 2021 Q2 FY 2021 Q1 FY 2021 GAAP gross profit $384,187 $477,119 $474,550 $412,419 $357,891 Share-based compensation-products 900 920 1,037 498 953 Share-based compensation-services 1,584 1,240 1,315 1,421 1,205 Emergency Wage Subsidy - products 0 — (94) (4,189) — Emergency Wage Subsidy - services 0 — (47) (2,620) — Amortization of intangible assets 3,312 2,856 2,857 2,856 3,732 Total adjustments related to gross profit 5,796 5,016 5,068 (2,034) 5,890 Adjusted (non-GAAP) gross profit $389,983 $482,135 $479,618 $410,385 $363,781 Adjusted (non-GAAP) gross profit percentage 46.2% 46.3% 48.5% 49.2% 48.0 % Gross Profit Reconciliation (Amounts in thousands)

Operating Expense Reconciliation
(Amounts in thousands)

	Q1 FY 2022	Q4 FY 2021	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021
GAAP operating expense	$324,183	$339,710	$326,027	$278,790	$282,096
Share-based compensation-research and development	6,830	5,684	5,541	5,844	4,794
Share-based compensation-sales and marketing	7,060	6,192	6,534	6,610	5,816
Share-based compensation-general and administrative	7,912	7,466	8,237	6,743	6,358
Emergency Wage Subsidy-research and development	—	—	(596)	(28,923)	—
Emergency Wage Subsidy-sales and marketing	—	—	(53)	(2,551)	—
Emergency Wage Subsidy-general and administrative	—	—	(46)	(2,161)	—
Significant asset impairments and restructuring costs	3,409	5,700	9,789	8,209	5,867
Amortization of intangible assets	8,918	5,836	5,967	6,019	5,910
Acquisition and integration costs	68	1,712	259	294	307
Total adjustments related to operating expense	34,197	32,590	35,632	84	29,052
Adjusted (non-GAAP) operating expense	**$289,986**	**$307,120**	**$290,395**	**$278,706**	**$253,044**

Income from Operations Reconciliation
(Amounts in thousands)

	Q1 FY 2022	Q4 FY 2021	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021
GAAP income from operations	$60,004	$137,409	$148,523	$133,629	$75,795
Total adjustments related to gross profit	5,796	5,016	5,068	(2,034)	5,890
Total adjustments related to operating expense	34,197	32,590	35,632	84	29,052
Total adjustments related to income from operations	39,993	37,606	40,700	(1,950)	34,942
Adjusted (non-GAAP) income from operations	**$99,997**	**$175,015**	**$189,223**	**$131,679**	**$110,737**
Adjusted (non-GAAP) operating margin percentage	**11.8 %**	**16.8 %**	**19.1 %**	**15.8 %**	**14.6 %**

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Net Income Reconciliation
(Amounts in thousands)

	Q1 FY 2022	Q4 FY 2021	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021
GAAP net income	$45,823	$103,499	$238,232	$103,117	$55,348
Exclude GAAP provision (benefit) for income taxes	9,219	25,826	(96,690)	21,453	11,966
Income before income taxes	55,042	129,325	141,542	124,570	67,314
Total adjustments related to income from operations	39,993	37,606	40,700	(1,950)	34,942
Unrealized (gain) loss on cost method equity investment	(4,120)	—	—	165	—
Adjusted income before income taxes	90,915	166,931	182,242	122,785	102,256
Non-GAAP tax provision on adjusted income before income taxes	18,365	34,221	37,360	25,171	20,962
Adjusted (non-GAAP) net income	**$72,550**	**$132,710**	**$144,882**	**$97,614**	**$81,294**
Weighted average basic common shares outstanding	154,151	155,232	155,271	155,331	155,174
Weighted average diluted potential common shares outstanding[1]	155,807	156,689	156,744	156,876	156,583

Net Income per Common Share

	Q1 FY 2022	Q4 FY 2021	Q3 FY 2021	Q2 FY 2021	Q1 FY 2021
GAAP diluted net income per potential common share	$ 0.29	$ 0.66	$ 1.52	$ 0.66	$ 0.35
Adjusted (non-GAAP) diluted net income per potential common share	**$ 0.47**	**$ 0.85**	**$ 0.92**	**$ 0.62**	**$ 0.52**

1. Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per potential common share for the first quarter of fiscal 2022 includes 1.7 million shares underlying certain stock option and stock unit awards.

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22Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) Q1 FY 2022 Q4 FY 2021 Q3 FY 2021 Q2 FY 2021 Q1 FY 2021 Net income (GAAP) $45,823 $103,499 $238,232 $103,117 $55,348 Add: Interest expense 8,648 7,916 7,776 7,785 7,360 Less: Interest and other income (loss), net 3,686 (168) 795 (1,274) (1,121) Add: Provision (benefit) for income taxes 9,219 25,826 (96,690) 21,453 11,966 Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements 23,653 24,315 24,623 24,107 23,188 Add: Amortization of intangible assets 12,230 8,692 8,824 8,875 9,642 EBITDA $95,887 $170,416 $181,970 $166,611 $108,625 Less: Canadian Emergency Wage Subsidy — — 836 40,444 — Add: Share-based compensation cost 24,297 21,366 22,471 21,535 18,964 Add: Significant asset impairments and restructuring costs 3,409 5,700 9,789 8,209 5,867 Add: Acquisition and integration costs 68 1,712 259 294 307 Adjusted EBITDA $123,661 $199,194 $213,653 $156,205 $133,763 Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA) (Amounts in thousands)

Copyright © Ciena Corporation 2022. All rights reserved. Proprietary information. Thank You